EXHIBIT 21
The Interpublic Group of Companies, Inc.
Our principal subsidiaries as of December 31, 2013, are listed below. All other subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary under Rule 1-02(w) of Regulation S-X.

Company Name	State (U.S.)
Campbell Mithun, Inc.	Delaware
Campbell-Ewald Company	Delaware
Carmichael Lynch, Inc.	Minnesota
Chase Design Holdings, LLC	Delaware
CMGRP, Inc.	New York
Dailey & Associates	California
Deutsch Inc.	New York
Draftfcb, Inc.	Delaware
Geomentum, Inc.	Delaware
Golin/Harris International, Inc.	Virginia
Huge, LLC	New York
ID Media, Inc.	Delaware
Independent Advertising, Inc.	Delaware
Jack Morton Worldwide Inc.	Delaware
Lowe & Partners Worldwide, Inc.	Delaware
McCann Relationship Marketing, Inc.	New York
McCann-Erickson Marketing, Inc.	New York
McCann-Erickson USA, Inc.	Delaware
McCann-Erickson Worldwide, Inc.	Delaware
Mediabrands Worldwide, Inc.	California
Momentum-NA, Inc.	Colorado
Mullen Communications, Inc.	Massachusetts
Octagon, Inc.	District Of Columbia
PMK-BNC, Inc.	Delaware
R/GA Media Group, Inc.	Delaware
The Hacker Group, Inc.	Delaware
The Martin Agency, Inc.	Virginia
Torre Lazur Healthcare Group, LLC	New Jersey
True North Holdings (Asia Pacific) Inc.	Delaware
True North Holdings (Europe), Inc.	Delaware
True North Holdings (Latin America) Inc.	Delaware
Universal McCann Worldwide, Inc.	Delaware

Company Name	Country
Initiative Media Australia Pty Ltd	Australia
Mediabrands Australia Pty Ltd	Australia
Mediabrands Belgium S.A.	Belgium
Borghi Lowe Propaganda e Marketing Ltda.	Brazil
Giovanni+Draftfcb Ltda.	Brazil
McCann-Erickson Publicidade Ltda.	Brazil
MacLaren McCann Canada Inc.	Canada
DraftWorldwide Quebec Inc.	Canada
The Interpublic Group of Companies Canada, Inc.	Canada
McCann Complete Medical Canada Limited	Canada
Lowe Roche Holdings ULC	Canada
McCann-Erickson S.A. de Publicidad	Chile
McCann-Erickson Guangming Ltd.	China
Mediabrands (Shanghai) Co., Ltd.	China
IPG Mediabrands S.A.	Colombia
McCann-Erickson France SAS	France
Mediabrands S.A.S.	France

Company Name	Country
McCann-Erickson Paris SAS	France
McCann-Erickson Deutschland GmbH	Germany
Mediabrands GmbH	Germany
McCann Erickson (India) Private Limited	India
Draftfcb-Ulka Advertising Private Limited	India
Lintas India Private Limited	India
Mediabrands India Private Limited	India
McCann Erickson Ltd	Israel
McCann Worldgroup S.r.l.	Italy
Universal-McCann S.r.l.	Italy
McCann Erickson Inc.	Japan
IPG Mediabrands Sdn Bhd	Malaysia
IPG Media Brands Communications S.A. de C.V.	Mexico
Mediabrands Netherlands B.V.	Netherlands
Foote Cone & Belding Limited	New Zealand
McCann AS	Norway
Iniciativas de Meios, Actividades Publicitarias, Lda.	Portugal
Draftfcb South Africa (Pty) Ltd	South Africa
Iniciativas de Medios, S.A.	Spain
McCann Erickson S.A.	Spain
Universal McCann, S.A.	Spain
Horizon Draftfcb LLC	United Arab Emirates
CMGRP UK Limited	United Kingdom
Complete Medical Group Worldwide Limited	United Kingdom
Draftfcb London Limited	United Kingdom
ICC Lowe Limited	United Kingdom
Rapport Outdoor Limited	United Kingdom
Interpublic Limited	United Kingdom
IPG Holdings (UK) Limited	United Kingdom
Jack Morton Worldwide Limited	United Kingdom
Double Helix Bio-Technology Development Limited	United Kingdom
McCann Manchester Limited	United Kingdom
McCann-Erickson Advertising Limited	United Kingdom
McCann-Erickson Central Limited	United Kingdom
Mediabrands Limited	United Kingdom
Mediabrands International Limited	United Kingdom
McCann Erickson Latin America SA	Uruguay